Exhibit 10.10

[Boynton Beach, Florida]
[Delray, Florida]
[Jacksonville, Florida]
[Cleveland, Ohio]
[Houston, Texas]
[San Antonio, Texas]
[Victoria, Texas]

FIFTH AMENDMENT TO MASTER LEASE

(Phase I)

THIS FIFTH AMENDMENT TO MASTER LEASE (PHASE I) (this “Amendment”) is made and entered into as of this 30th day of June, 2005 (the “Effective Date”), by and between HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation (“HCP”) and TEXAS HCP HOLDING, L.P., a Delaware limited partnership (collectively, as their interests may appear, “Lessor”), on the one hand, and ARC RICHMOND HEIGHTS, LLC, a Tennessee limited liability company, ARC BOYNTON BEACH, LLC, a Tennessee limited liability company, ARC DELRAY BEACH, LLC, a Tennessee limited liability company, ARC VICTORIA, L.P., a Tennessee limited partnership, ARC CARRIAGE CLUB OF JACKSONVILLE, INC., a Tennessee corporation, ARC SHAVANO, L.P., a Tennessee limited partnership and ARC POST OAK, L.P., a Tennessee limited partnership (collectively and jointly and severally, “Lessee”), on the other hand.

RECITALS

A. Lessor is the “Lessor” and Lessee is the current “Lessee” pursuant to that certain Master Lease dated March 29, 2002 (the “Original Lease”), as amended by that certain First Amendment to Lease dated September 30, 2002 (the “First Amendment”), that certain Second Amendment to Lease (Phase I) dated February 28, 2003 (the “Second Amendment”), that certain Third Amendment to Lease (Phase I) dated September 23, 2003 (the “Third Amendment”) and that certain Fourth Amendment to Master Lease (Phase I) dated July 15, 2004 (the “Fourth Amendment”). The Original Lease, as amended by the First Amendment, Second Amendment, Third Amendment and Fourth Amendment shall be referred to herein, collectively, as the “Lease.”

B. The Lessee’s obligations under the Lease are guaranteed by (i) ARCPI Holdings, Inc., a Delaware corporation (“ARCPI”) pursuant to a written Guaranty of Obligations dated as of March 29, 2002, as amended by that certain First Amendment to Guaranty of Obligations dated as of February 28, 2003 (the “First Amendment to ARCPI Guaranty”), and that certain Second Amendment to Guaranty of Obligations of even date herewith (the “Second Amendment to ARCPI Guaranty”) (as the same may be further amended and reaffirmed from time to time in accordance with the terms thereof, the “ARCPI Guaranty”), and (ii) American Retirement Corporation, a Tennessee corporation (“ARC”), pursuant to that certain written Guaranty of Obligations (Phase I) of even date herewith (as the same may be further amended and reaffirmed from time to time in accordance with the terms thereof, the “ARC Guaranty”). ARCPI and ARC shall sometimes be referred to herein and in the Lease, collectively, as “Guarantors,” and individually as a “Guarantor,” and the ARCPI Guaranty and the ARC Guaranty shall sometimes be referred to herein and in the Lease, collectively, as “Guaranties,” and individually as a “Guaranty.”

C. The Lease covers the “Leased Property” of four (4) separate assisted living facilities located in Cleveland, Ohio, Delray, Florida, Boynton Beach, Florida and San Antonio, Texas, two (2) separate congregate care facilities located in Houston, Texas, and Jacksonville, Florida, and one (1) mixed congregate care and assisted living facility located in Victoria, Texas, all as more particularly described in the Lease.

D. Lessor and Lessee desire to amend the Lease, but only on the terms and conditions set forth herein.

E. Capitalized terms used herein and not defined herein shall have the meanings given such terms in the Lease.

AMENDMENT

IN CONSIDERATION OF the foregoing recitals, the mutual promises contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.             Addition of ARC Guaranty. Notwithstanding anything to the contrary in the Lease, as hereby amended, including the prior release of ARC as a “Guarantor” pursuant to the First Amendment, from and after the Effective Date ARC is hereby added as a “Guarantor” under the Lease, as hereby amended, pursuant to the ARC Guaranty, and the definitions of “Guarantor” and “Guaranty” appearing in Article II of the Original Lease shall include, respectively, (i) ARCPI and ARC and (ii) the ARCPI Guaranty and the ARC Guaranty.

2.             Release of Letter of Credit and Provisions Relating to Cash Security Deposit.

(a) Effective as of the Effective Date, the provisions of Article XXI of the Original Lease shall have no further force or effect and Lessor shall promptly return to Lessor the letters of credit currently being held by Lessor pursuant to such Article XXI. Additionally, the Lease shall be further amended in the following particulars:

(i) The definitions of “Letter of Credit Amount,”“Victoria Letter of Credit Amount” and “Letter of Credit Date” shall be deleted from Article II of the Original Lease, as amended by the Second Amendment, and the following new definitions shall be added to such Article II:

“Cash Security Deposit: A cash security deposit with Lessor in the amount of the Cash Security Deposit Amount, as may be required pursuant to the provisions of this Lease”

“Cash Security Deposit Amount: The sum of Five Million Dollars ($5,000,000.00).”

(ii) The phrase “Lessee shall fail to obtain a letter of credit as required by Article XXI” appearing in Section 16.1(d) of the Original Lease is hereby amended to read “Lessee shall fail to deposit with Lessor any Cash Security Deposit required by this Lease.”

(iii) Section 31.2.5 of the Original Lease is hereby amended to read, in its entirety, as follows:

“31.2.5  Lessee’s obligation to provide any Cash Security Deposit pursuant to any provision of this Lease shall be segregated so that (a) the applicable Lessee shall be required to provide a Cash Security Deposit (if any) pursuant to the New Lease, on the same terms and conditions as set forth in this Lease, except that “Cash Security Deposit Amount” under the New Lease shall mean an amount equal to the then existing Cash Security Deposit Amount under this Lease (prior to the amendment contemplated in Section 31.2.2 above), times a fraction, the numerator of which is the then existing annual Allocated Minimum Rent for the Separated Propert(ies), and the denominator of which is the then existing total annual Minimum Rent payable for all Facilities (including the Separated Propert(ies)), and (b) the “Cash Security Deposit Amount” under this Lease (as amended) shall be reduced by the “Cash Security Deposit Amount” for the New Lease determined in accordance with subsection (a) above.”

(iv) Exhibit D to the Original Lease is hereby deleted.

(v) Section 4 of the Second Amendment shall have no further force or effect.

(b) Quarterly Cash Flow Coverage; Cash Security Deposit and Impound Accounts for Added Facilities.

(i) Without in any way limiting Lessee’s obligations under Section 25.1.2 of the Original Lease, within thirty (30) days of the end of each Quarter during the Term for each Facility commencing with the first Quarter following the Effective Date of this Amendment, Lessee shall provide such information to Lessor as necessary for Lessor to ascertain Lessee’s Cash Flow Coverage for such Quarter. If for any two (2) consecutive Quarters following the Effective Date, the average Cash Flow Coverage for all Facilities is less than 1.1 or upon the occurrence of any monetary Event of Default (i.e., following any applicable notice and cure period)(in either case, a “Triggering Event”), then Lessee shall deposit with Lessor the Cash Security Deposit as additional security for Lessee’s obligations under the Lease, as hereby amended, in the Cash Security Deposit Amount; provided, however, that at Lessee’s option, Lessee shall be entitled to fund such Cash Security Deposit in ten (10) equal monthly installments commencing upon the first (1st) day of the first calendar month following such Triggering Event and continuing thereafter on the first (1st) day of each month until funded in its entirety. Lessor shall either keep the Cash Security Deposit in a separate interest-bearing account as may be selected by Lessor from time to time, or may commingle the Cash Security Deposit with its general funds so long as Lessor credits and adds to the Cash Security Deposit each month an amount equal to the interest that would have been earned on the Cash Security Deposit had Lessor invested the same in an interest-bearing account, as reasonably determined by Lessor. In either case, all earned interest or deemed interest on such Cash Security Deposit shall be added to and become part of the Cash Security Deposit and held and applied by Lessor in accordance with the provisions of this Section 2(b). All interest or deemed interest earned on the Cash Security Deposit shall be for the account of Lessee and Lessee shall promptly deliver to Lessor upon request any Internal Revenue Service Form W-9 or such other certification as Lessor may reasonably request in connection with the investment of such Cash Security Deposit. No notice to Lessee shall be required to enable Lessor to draw upon or apply such Cash Security Deposit. In the event of a transfer of Lessor’s interest in the Leased Property, Lessor shall transfer the Cash Security Deposit to the transferee and thereupon shall, without any further agreement between the parties, be released by Lessee from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of such Cash Security Deposit to a new Lessor.

(ii) If, at any time after a Triggering Event, no further monetary Event of Default exists and the average Cash Flow Coverage for all Facilities for three (3) consecutive Quarters is greater than 1.1, then Lessor shall release to Lessee the Cash Security Deposit. Any subsequent Triggering Event shall, however, entitle Lessor to require that Lessee again fund such Cash Security Deposit in accordance with the provisions of this Section 2(b).

(iii) Lessor shall have the right to apply all or any portion of the Cash Security Deposit up to its full amount, as applicable, whenever (A) an Event of Default hereunder has occurred, (B) an event of default beyond applicable periods of notice and cure under any other lease or agreement between Lessor or an Affiliate of Lessor and Lessee or an Affiliate of Lessee or under any other letter of credit, guaranty, mortgage, deed of trust, or other instrument now or hereafter executed by Lessee or an Affiliate of Lessee in favor of Lessor or an Affiliate of Lessor has occurred or (C) an event or circumstance has occurred which with notice or passage of time, or both, would constitute an Event of Default hereunder or an event of default under any such other lease, agreement, letter of credit, guaranty, mortgage, deed of trust or other instrument, notwithstanding that transmittal of any such notice may be barred by applicable law. No such application of the Cash Security Deposit shall (1) cure or constitute a waiver of an Event of Default, (2) be deemed to fix or determine the amounts to which Lessor is entitled to recover under the Lease, as hereby amended, or otherwise, or (3) be deemed to limit or waive Lessor’s right to pursue any remedies provided for in the Lease, as hereby amended. If any portion of the Cash Security Deposit is applied by Lessor, Lessee shall, within two (2) business days after demand by Lessor, cause an amount equal to the amount of Cash Security Deposit previously applied to be paid to Lessor in order to replenish the Cash Security Deposit to the full required amount.

(iv) LESSEE WAIVES THE PROVISIONS OF ANY APPLICABLE LAWS NOW IN FORCE OR THAT BECOME IN FORCE AFTER THE EFFECTIVE DATE HEREOF, THAT PROVIDE IN SUBSTANCE THAT LESSOR MAY CLAIM FROM A CASH SECURITY DEPOSIT ONLY THOSE SUMS REASONABLY NECESSARY TO REMEDY DEFAULTS IN THE PAYMENT OF RENT, TO REPAIR DAMAGE CAUSED BY LESSEE, OR TO CLEAN THE LEASED PROPERTY. LESSOR AND LESSEE AGREE THAT LESSOR MAY, IN ADDITION, CLAIM THOSE SUMS NECESSARY TO COMPENSATE LESSOR FOR ANY OTHER FORESEEABLE OR UNFORESEEABLE ACTUAL LOSS OR DAMAGE CAUSED BY THE ACT OR OMISSION OF LESSEE OR LESSEE’S OFFICERS, AGENTS, EMPLOYEES, INDEPENDENT CONTRACTORS, OR INVITEES, INCLUDING, BUT NOT LIMITED TO THOSE DAMAGES TO WHICH LESSOR IS ENTITLED PURSUANT TO ARTICLE XVI OF THE LEASE.

Lessee’s Initials:

(v) If Lessee shall fully and faithfully perform every provision of the Lease, as hereby amended, to be performed by Lessee, upon the expiration of the Term of the Lease, as hereby amended, with respect to the last Facility the Cash Security Deposit shall be applied against any amounts owed by Lessee to Lessor and any balance thereof shall be returned to Lessee (or at Lessor's option, to the last permitted assignee of Lessee’s interest under the Lease, as hereby amended) within ninety (90) days after the expiration of such Term.

                              3. Reaffirmation of Master Lease. Lessor and Lessee hereby acknowledge, agree and reaffirm that the Lease, as hereby amended, is and the parties intend the same for all purposes to be treated as a single, integrated and indivisible agreement.

          4. Governing Law. THIS AMENDMENT WAS NEGOTIATED IN THE STATE OF CALIFORNIA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY. ACCORDINGLY, IN ALL RESPECTS THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD OF PRINCIPLES OR CONFLICTS OF LAW) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                          5. Full Force and Effect; Counterparts; Facsimile Signatures. Except as hereby amended, the Lease shall remain in full force and effect. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same instrument. Telecopied signatures may be used in place of original signatures on this Amendment, and Lessor and Lessee both intend to be bound by the signatures of the telecopied document.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

WITNESS	“Lessor”

Witness Witness	HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation By: Title:

Witness Witness	TEXAS HCP HOLDING, L.P., a Delaware limited partnership By: Texas HCP G.P., INC., a Delaware corporation, its sole General Partner By: Title:
[Signature pages continue]

WITNESS	“Lessee”

Witness Witness
ARC RICHMOND HEIGHTS, LLC,
a Tennessee limited liability company
ARC DELRAY BEACH, LLC,
a Tennessee limited liability company
ARC BOYNTON BEACH, LLC,
a Tennessee limited liability company
ARC CARRIAGE CLUB OF JACKSONVILLE,
INC., a Tennessee corporation

By:
Title:

Witness Witness	ARC VICTORIA, L.P., a Tennessee limited partnership By: ARC Homewood Victoria, Inc., a Tennessee corporation, its general partner By: Title:
Witness Witness	ARC POST OAK L.P., a Tennessee limited partnership By: ARC Hampton Post Oak, Inc., a Tennessee corporation, its general partner By: Title:
Witness Witness	ARC SHAVANO, L.P., a Tennessee limited partnership By: ARC Shavano Park, Inc., a Tennessee corporation, its general partner By: Title: